UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/17/2006

American Mold Guard, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32862

California	74-3077656
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

30200 Rancho Viejo Road, Suite G, San Juan Capistrano, California 92675
(Address of principal executive offices, including zip code)

949-240-5144
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On November 16, 2006, the Board of Directors of American Mold Guard, Inc. (the "Company") appointed Robert D. Simplot, a current member of the Board of Directors, to the Audit Committee effective as of November 16, 2006. Mr. Simplot has served as a member of the Company's Board of Directors since September 2006. Since his appointment to the Company's Board of Directors, Mr. Simplot has continuously qualified, and continues to qualify, as an "independent director" within the meaning of Section 301(m)(3)(B) of the Sarbanes-Oxley Act of 2002 and Rule 4200(a)(15) of the Nasdaq Marketplace Rules. Concurrently with the appointment of Mr. Simplot to the Audit Committee, Michael A. Katz voluntarily resigned as a member of the Audit Committee in order to serve as a member of the Company's Corporate Governance and Nominating Committee. As a result of the foregoing, the Audit Committee is now comprised of James Crofton, Frank Brandenberg and Robert D. Simplot, and the Corporate Governance and Nominating Committee is comprised of Mr. Crofton, Mr. Brandenberg and Mr. Katz.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Mold Guard, Inc.

Date: November 17, 2006	By:	/s/ Paul Bowman
Paul Bowman
Chief Financial Officer